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                                                                     EXHIBIT 1.1
                        [FORM OF UNDERWRITING AGREEMENT]

                         HERITAGE PROPANE PARTNERS, L.P.

                                              COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT

Lehman Brothers Inc.                                                      , 2004
Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC
RBC Dain Rauscher Inc.
Raymond James & Associates, Inc.
Stephens Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Dear Sirs:

                  Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the "Underwriters")
Common Units (the "Firm Units"), each representing a limited partner interest in the Partnership (the "Common Units"). In addition, the Partnership proposes to
grant to the Underwriters an option to purchase up to an additional      Common
Units, on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units."

                  This is to confirm the agreement among the Partnership, U.S. Propane, L.P., a Delaware limited partnership and the general partner of the Partnership and the Heritage Operating Partnership (as defined below) (the "General Partner"), Heritage ETC, L.P. a Delaware limited partnership (the "New Operating Partnership"), Heritage ETC GP, L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of the Partnership which, upon consummation of the transactions contemplated hereby, will be the general partner of the New Operating Partnership (the "New OLP General Partner"), Heritage Operating, L.P., a Delaware limited partnership (the "Heritage Operating Partnership"), and Heritage LP, Inc. ("Heritage OLP LP"), a Delaware corporation and a direct wholly owned subsidiary of the New Operating Partnership which, upon consummation of the transactions contemplated hereby, will be a limited partner of the Heritage Operating Partnership (collectively, the "Partnership Parties"), and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

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                  For purposes of this Agreement, U.S. Propane, L.L.C., a
Delaware limited liability company and the general partner of the General Partner ("US Propane GP"), La Grange Acquisition, L.P., a Texas limited partnership (the "ETC Operating Partnership"), and LA GP, LLC, a Delaware limited liability company and the general partner of the ETC Operating Partnership which, upon consummation of the transactions contemplated hereby, will be a direct wholly owned subsidiary of the New Operating Partnership (the "ETC OLP General Partner"), together with the Partnership Parties, shall be referred to as the "Partnership Entities." La Grange Energy, L.P., a Texas limited partnership which, upon consummation of the transactions contemplated hereby, will be the sole member of US Propane GP and the sole limited partner of the General Partner shall be referred to as "La Grange Energy."

                  Prior to the date hereof, the following transactions occurred:

                  (i) The General Partner, US Propane GP, AGL Propane Services, Inc. ("AGL Propane"), AGL Energy Corporation ("AGL Energy," and, together with AGL Propane, "AGL"), United Cities Propane Gas, Inc. ("United Propane"), TECO Propane Ventures, LLC ("TECO"), Piedmont Propane Company ("Piedmont," and, together with AGL, United Propane and TECO, the "Previous Owners"), and La Grange Energy have entered into an Acquisition Agreement (the "Acquisition Agreement") whereby La Grange Energy will acquire all of the outstanding member interests in US Propane GP and all of the outstanding limited partner interests in the General Partner, and La Grange Energy will thereby become the sole member of US Propane GP and the sole limited partner of the General Partner.

                  (ii) The Partnership has entered into a Stock Purchase Agreement (the "Purchase Agreement") with the Previous Owners whereby the Partnership will acquire all of the outstanding capital stock of Heritage Holdings, Inc. ("HHI"), which will, following the consummation of the transactions contemplated therein, become an indirect wholly owned subsidiary of the Partnership; and whereby the 4,426,916 Common Units owned by HHI as of the date hereof will convert to 4,426,916 Class E Units of the Partnership ("Class E Units").

                  (iii) La Grange Energy, the General Partner and the Partnership have entered into a Contribution Agreement, as amended (the "Contribution Agreement"), whereby the Partnership will acquire the ETC Operating Partnership together with certain other assets of La Grange Energy in exchange for the issuance to La Grange Energy of Common Units, Class D Units of the Partnership ("Class D Units") and Special Units of the Partnership ("Special Units"), the right to receive certain cash payments and the right to receive reimbursement of certain capitalized costs indirectly incurred by La Grange Energy.

                  (iv) ET Company, Ltd., a Texas limited partnership and an indirect wholly owned subsidiary of ETC Holdings, L.P., a Texas limited partnership and the parent of La Grange Energy ("ETC Holdings"), has conveyed a building and related assets to ET Company I, Ltd., a [Delaware limited partnership] and a direct wholly owned subsidiary of the ETC Operating Partnership, as a capital contribution for the benefit of La Grange Energy and the ETC Operating Partnership in exchange for an interest in La Grange Energy.

                  (v) The ETC Operating Partnership entered into a Bank Credit Facility (the "ETC Credit Facility") providing for borrowings of up to
$       .

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                  (vi)     Pursuant to Amendment No. 5 to the Amended and
Restated Agreement of Limited Partnership of the Partnership ("Amendment No. 5"), the Partnership will amend the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended by Amendment No. 5 and as may be amended and restated at the First Delivery Date, the "Partnership Agreement") to provide for new series of limited partnership interests to be designated Class D Units, Class E Units and Special Units [Pre-pricing?].

                  (vii) ETC Holdings, ET GP, LLC, a Texas limited liability company and the general partner of ETC Holdings ("ET GP"), La Grange Energy, LE GP, LLC, a Texas limited liability company and the general partner of La Grange Energy ("LE GP"), Ray C. Davis, Kelcy L. Warren (collectively, the "ETC Restricted Parties") and the Partnership have entered into a Noncompete Agreement (the "ETC Noncompete Agreement") whereby the ETC Restricted Parties have agreed, effective as of the First Delivery Date, not to compete, directly or indirectly, with the propane business of the Partnership or the natural gas business acquired by the Partnership from La Grange Energy until the earlier of
(i) the third anniversary of the acquisition of the ETC Operating Partnership or
(ii) the date such party ceases to be engaged in the propane business of the Partnership or the natural gas business acquired by the Partnership from La Grange Energy as an owner, officer, director or employee.

                  On the First Delivery Date (as defined in Section 4), the following transactions will occur:

                  (viii) Pursuant to the Acquisition Agreement, the General Partner will distribute (1) its stock in HHI and (2) its limited partner interests in the Partnership to New U.S. Propane, L.P., a Delaware limited partnership and a direct and indirect wholly owned subsidiary of the Previous Owners ("New US Propane"), New US Propane will assume the debt the General Partner owes to HHI (the "US Propane Debt"), and HHI will release the General Partner from any liability on the US Propane Debt.

                  (ix) Pursuant to the Acquisition Agreement, La Grange Energy will acquire all of the interest in the General Partner and all of the interest in US Propane GP in exchange for $30 million in cash.

                  (x) The Partnership will contribute a .001% limited partner interest in the Heritage Operating Partnership to LP Inc., a Delaware corporation and a direct wholly owned subsidiary of the Partnership, as a capital contribution.

                  (xi) The General Partner will contribute its entire economic interest in the Heritage Operating Partnership to the Partnership in exchange for an additional 1% general partner interest in the Partnership, and the General Partner will remain the general partner of the Heritage Operating Partnership with no general partnership interest.

                  (xii) ETC Holdings will convey its interest in (1) the ETC OLP General Partner, (2) LG PL, LLC, (3) LGM, LLC, (4) ETC Oasis GP, LLC and (5) Five Dawaco, LLC (the "GP Entities"), each of which is a Delaware limited liability company and a direct or indirect wholly owned subsidiary of ETC Holdings, to La Grange Energy as a capital contribution.

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                  (xiii)   Each of the partnerships in which the GP Entities are
general partners will distribute their working capital (cash, cash equivalents and receivables) to La Grange Energy.

                  (xiv) Pursuant to the Contribution Agreement, La Grange Energy will convey to the General Partner a _____% limited partner interest (the "Interest") in the ETC Operating Partnership as a capital contribution (99.999% for itself and .001% for the benefit of US Propane GP).

                  (xv) The General Partner will convey to the Partnership the Interest in exchange for a continuation of its 2% general partner interest in connection with the transactions contemplated hereby and by the Contribution Agreement.

                  (xvi) Pursuant to the Contribution Agreement, La Grange Energy will convey to the Partnership its interest in (1) the GP Entities and
(2) the ETC Operating Partnership in exchange for (a) ______ Common Units representing a 19.9% interest in the Partnership after giving effect to the public offering of the Firm Units (but excluding the Class E Units after they convert), (b) _____ Class D Units representing a ____% interest in the Partnership, (c) _____ Special Units representing a ____% interest in the Partnership, (d) the right to receive $_____ million sourced to new debt ("New Debt") and (e) the right to receive $______ million in reimbursement of certain capitalized costs indirectly incurred by La Grange Energy.

                  (xvii) The public offering of the Firm Units contemplated hereby will be consummated.

                  (xviii) The Partnership will contribute (1) its interest in the GP Entities other than the ETC OLP General Partner and (2) $_______ million in cash (to replenish working capital) to the ETC Operating Partnership as a capital contribution (99.9% on its own behalf and .1% on behalf of the ETC OLP General Partner); in turn, the ETC Operating Partnership will contribute the cash to its subsidiaries in need of working capital.

                  (xix) The Partnership will contribute (1) its stock in LP Inc., (2) its interest in the Heritage Operating Partnership, (3) its interest in the ETC OLP General Partner and (4) its interest in the ETC Operating Partnership to the New Operating Partnership as a capital contribution (99.999% on its own behalf and .001% on behalf of the New OLP General Partner).

                  (xx) The ETC Operating Partnership will borrow $_____ million pursuant to the ETC Credit Facility, thereby incurring the New Debt, and the Partnership will distribute $______ million of the proceeds to La Grange Energy ($_____ million of which is to reimburse La Grange Energy for certain capitalized costs) pursuant to the Contribution Agreement.

                  (xxi) The Partnership will pay transaction expenses, and the New Operating Partnership will contribute its remaining funds (99.9% on its own behalf and .1% on behalf of the ETC OLP General Partner) to the ETC Operating Partnership which will use it to retire all of the outstanding debt of the ETC Operating Partnership and to pay the accounts payable and other liabilities of the ETC Operating Partnership as they become due.

                  (xxii) HHI will declare a dividend of the note representing the US Propane Debt to New US Propane payable only after the interest in Oasis Pipeline Company, a Delaware

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corporation and a direct wholly owned subsidiary of the ETC Operating
Partnership ("Oasis"), is contributed to HHI, and the Common Units owned by HHI will convert to an equal number of Class E Units, which Class E Common Units will receive 11.1% of the total amount of cash distributed to all unitholders, including the Class E unitholders, up to $2.82 per unit per year but are not entitled to receive (1) any allocation of income, gain, loss, deduction and credit from the Partnership attributable to the ownership of HHI stock by the Partnership and (2) any distributions attributable to distributions received by the Partnership from HHI.

                  (xxiii) Pursuant to the Purchase Agreement, the Partnership will purchase the stock of HHI from New US Propane in exchange for $50 million in cash and a $50 million promissory note secured by a pledge of the Class E Units.

                  (xxiv) The Partnership will convey the stock of HHI to the New Operating Partnership as a capital contribution (.001% on behalf of the New OLP General Partner and 99.999% on its own behalf) and, in turn, the New Operating Partnership will convey the stock of HHI to the ETC Operating Partnership as a capital contribution (.1% on behalf of the ETC OLP General Partner and 99.9% on its own behalf).

                  (xxv) The ETC Operating Partnership will convey its interest in Oasis to HHI as a capital contribution, and immediately thereafter HHI will transfer the note representing the US Propane Debt to New US Propane.

                  (xxvi) The Previous Owners and the Partnership will enter into a Noncompete Agreement (the "Previous Owner Noncompete Agreement") whereby the Previous Owners will agree not to compete, directly or indirectly, with the propane business of the Partnership until the third anniversary of the acquisition of the ETC Operating Partnership.

                  (xxvii) The Partnership, HHI, New US Propane and La Grange Energy will enter into a Unitholder Rights Agreement (the "Unitholder Rights Agreement") whereby the Partnership will grant certain registration rights to specified holders of Units.

                  In connection with the consummation of the Transactions, the parties to the Transactions will enter into various bills of sale, deeds, leases, contribution agreements, assignments, conveyances and related documents (the "Conveyances").

                  The transactions listed in (i) through (xxvii) are collectively referred to herein as the "Transactions." The Acquisition Agreement, the Purchase Agreement, the Contribution Agreement, the ETC Credit Facility, Amendment No. 5, the ETC Noncompete Agreement, the Previous Owner Noncompete Agreement, the Unitholder Rights Agreement and the Conveyances are collectively referred to herein as the "Transaction Documents."

                  1. Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties represents and warrants to, and agrees with, each Underwriter that:

                  (a) Definitions. The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement

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(Commission File No. 333-107324) (the "Registration Statement") on Form S-3 for
registration under the Securities Act of the offering and sale of the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, of the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. The Partnership may have filed one or more amendments thereto which have been furnished to you. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act including the information omitted from the prospectus included in the Registration Statement in reliance on Rule 430A under the Securities Act, or, if the Units are offered pursuant to Rule 415 under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the prospectus supplement filed with the Commission pursuant to Rule 424(b). The term "Preliminary Prospectus" as used in this Agreement means the preliminary prospectus dated _____________, relating to the Units as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus. The Partnership has included in the Registration Statement, as amended at each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective (the "Effective Date"), all information required by the Securities Act and the rules thereunder to be included in the Registration Statement. As filed, such amendments and the Prospectus shall contain all such required information, and shall be in all substantive respects in the form furnished to you prior to the date hereof.

                  (b) Financial Statements and Schedules. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, a Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, a Preliminary Prospectus or the Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

                  (c) No Material Misstatements or Omissions. Any Preliminary Prospectus, at the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act and the respective rules thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were

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made, not misleading. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act and on each Delivery Date (as defined herein) complied or will comply in all material respects with the provisions of the Securities Act; the Registration Statement in the form in which it became or becomes effective and also in such form as it may be when a post-effective amendment thereto becomes effective, and at the date hereof, did not or will not at any such times contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on each Delivery Date, the Prospectus (together with any supplement thereto) did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to any Partnership Party by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (d) Incorporated Documents. The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules thereunder; and any Incorporated Documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules thereunder; and no Incorporated Document, when it became effective or was filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no Incorporated Document so filed and incorporated by reference subsequent to the Effective Date shall, when it is filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (e) Formation and Qualification of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership. Each of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all respects as described in the Prospectus, and is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and

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its subsidiaries, taken as a whole (a "Material Adverse Effect"), or (ii)
subject the limited partners of the Partnership to any material liability or disability.

                  (f) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the Partnership and the Heritage Operating Partnership in all respects as described in the Prospectus. The General Partner is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not
(i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (g) Formation and Qualification of US Propane GP. US Propane GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware LLC Act") with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the General Partner in all respects as described in the Prospectus. US Propane GP is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification.

                  (h) Formation and Qualification of the New OLP General Partner. The New OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the New Operating Partnership in all respects as described in the Prospectus. The New OLP General Partner is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (i) Formation and Qualification of the ETC OLP General Partner. The ETC OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business and to act as general partner of the ETC Operating Partnership in all respects as described in the Prospectus. The ETC OLP General Partner is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (j) Formation and Qualification of Heritage OLP LP. Heritage OLP LP has been duly formed and is validly existing in good standing as a corporation under the Delaware General Corporation Law ("DGCL") with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all respects as described in the Prospectus. Heritage OLP LP is duly qualified to do business as a foreign corporation and

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is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (k) Formation and Qualification of Subsidiaries. At each Delivery Date, after giving effect to the Transactions, each of the subsidiaries of the Heritage Operating Partnership and the ETC Operating Partnership direct or indirect, will be duly formed or incorporated and validly existing in good standing as a limited liability company, partnership or corporation, as the case may be, under the laws of the state or province of its formation or incorporation, as the case may be, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, in each case in all respects as described in the Prospectus. At each Delivery Date, after giving effect to the Transactions, each of the subsidiaries of the Heritage Operating Partnership and the ETC Operating Partnership, direct or indirect, will be duly qualified to do business as a foreign limited liability company, partnership or corporation, as the case may be, and will be in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability.

                  (l) Ownership of General Partner Interest of the General Partner. US Propane GP is the sole general partner of the General Partner with a ..001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the "GP Partnership Agreement"); and US Propane GP owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (m) Ownership of Limited Partner Interest of the General Partner. At each Delivery Date, after giving effect to the Transactions, La Grange Energy will be the sole limited partner of the Partnership with a 99.999% limited partner interest in the General Partner; such limited partner interest will be duly authorized and validly issued in accordance with the GP Partnership Agreement and will be fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and La Grange Energy will own such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (n) Ownership of General Partner Interest of the Partnership. At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (o) Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement), other than the

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1,000,000 Class C Units owned by certain former stockholders of HHI, and the
General Partner owns such Incentive Distribution Rights free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (p) Ownership of Outstanding Limited Partner Interests in the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consists of ________ Common Units and the Incentive Distribution Rights (including 1,000,000 Class C Units). The Common Units and Incentive Distribution Rights (including the Class C Units) and all other limited partner interests of the Partnership conform in all respects to the description thereof contained in the Prospectus; all outstanding Common Units and Incentive Distribution Rights (including the Class C Units) and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

                  (q) Valid Issuance of Common Units, Class D Units and Special Units to La Grange Energy and Conversion of Class E Units. At the First Delivery Date, after giving effect to the Transactions, La Grange Energy will own _____ Common Units, ______ Class D Units, and ______ Special Units. At the First Delivery Date, after giving effect to the Transactions, HHI will own _____ Class E Units. The Class D Units, the Class E Units and the Special Units will conform in all respects to the description thereof contained in the Prospectus; all outstanding Class D Units, Class E Units and Special Units and the Common Units issued to La Grange Energy pursuant to the Contribution Agreement and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered in accordance with the terms of the Contribution Agreement in the case of the Class D Units, the Special Units and such Common Units and when converted to Class E Units in accordance with the terms of the Acquisition Agreement and Amendment No. 5 in the case of the Class E Units, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act in the IPO Prospectus).

                  (r) Valid Issuance of the Units. The Units issued to the Underwriters that may be issued at each Delivery Date and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); the Units are, or by the First Delivery Date will be, duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Units are in valid and sufficient form; except as described in the Prospectus [or arising under certain agreements providing for the issuance of Common Units to the General Partner in connection with stock acquisitions for the benefit of the Partnership and the issuance of 20,000 Common Units issuable to an employee upon vesting thereof (collectively, the "Stock Issuance Agreements")], there are no preemptive rights or other rights to purchase or to subscribe for, nor any restriction upon the voting or transfer of, any interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership or the ETC Operating Partnership; and, except (i) as set forth in the Prospectus, (ii) for restricted units granted under the General Partner's restricted unit plan and (iii) for Common Units issuable under the Stock Issuance Agreements, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Units or other partnership interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership or the ETC Operating Partnership are outstanding.

                  (s) Authority of the Partnership. The Partnership has all requisite power and authority to consummate the Transactions and to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus and
(ii) the Common Units, Class D Units and Special Units to La Grange Energy pursuant to the Contribution Agreement, in accordance with and upon the terms and conditions set forth in the Contribution Agreement, the Partnership Agreement and the Prospectus. At each Delivery Date, all corporate, partnership and other action, as the case may be, required to be taken by the Partnership Entities or La Grange Energy or any of their stockholders, partners or members, as the case may be, for the consummation of the Transactions and the authorization, issuance, sale and delivery of the Units and the Common Units, Class D Units and Special Units to be issued to La Grange Energy pursuant to the Contribution Agreement shall have been validly taken.

                  (t) Ownership of Member Interest of the New OLP General Partner. At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of the New OLP General Partner with a 100% member interest in the New OLP General Partner; such member interest will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the New OLP General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the "New OLP GP LLC Agreement") and will be fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
Act); and the Partnership will own such member interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (u) Ownership of General Partner Interest of the New Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the New OLP General Partner will be the sole general partner of the New Operating Partnership with a .001% general partner interest in the New Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the New Operating Partnership, as amended to date (as the same may be amended and restated at the First Delivery Date, the "New Operating Partnership Agreement"); and the New OLP General Partner will own such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (v) Ownership of the Limited Partner Interest of the New Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole limited partner of the New Operating Partnership with a 99.999% limited partner interest in the New Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the New Operating Partnership Agreement and will be fully paid (to the extent required under the New Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by
Section 17-607 of the Delaware LP Act); and the

Partnership will own such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (w) The General Partner of the Heritage Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Heritage Operating Partnership with no general partner interest in the Heritage Operating Partnership; and the General Partner serving as the sole general partner of the Heritage Operating Partnership without owning a general partner interest will be duly authorized and approved in accordance with the Amended and Restated Agreement of Limited Partnership of the Heritage Operating Partnership, as amended to date (as the same may be amended and restated at the First Delivery Date, the "Heritage Operating Partnership Agreement").

                  (x) Ownership of the Limited Partner Interests of the Heritage Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the New Operating Partnership and Heritage OLP LP will be the sole limited partners of the Heritage Operating Partnership with 99.999% and .001% limited partner interests, respectively, in the Heritage Operating Partnership; such limited partner interests will be duly authorized and validly issued in accordance with the Heritage Operating Partnership Agreement and will be fully paid (to the extent required under the Heritage Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership and Heritage OLP LP each will own such limited partner interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (y) Ownership of the Member Interest of the ETC OLP General Partner. At each Delivery Date, after giving effect to the Transactions, the New Operating Partnership will be the sole member of the ETC OLP General Partner with a 100% member interest in the ETC OLP General Partner; such member interest will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the ETC OLP General Partner, as amended to date (as the same may be amended and restated at the First Delivery Date, the "ETC OLP GP LLC Agreement") and will be fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act). The New Operating Partnership will own such member interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (z) Ownership of the General Partner Interest of the ETC Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the ETC OLP General Partner will be the sole general partner of the ETC Operating Partnership with a .1% general partner interest in the ETC Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the ETC Operating Partnership, as amended to date (as the same may be amended and restated at the First Delivery Date, the "ETC Operating Partnership Agreement" and, together with the GP Partnership Agreement, the Partnership Agreement, the New Operating Partnership Agreement and the Heritage Operating Partnership Agreement, the "Partnership Agreements"); and the ETC OLP General Partner will own such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (aa) Ownership of the Limited Partner Interest of the ETC Operating Partnership. At each Delivery Date, after giving effect to the Transactions, the New Operating Partnership will be the sole limited partner of the ETC Operating Partnership with a 99.9% limited partner interest in the ETC Operating Partnership; such limited partner interest will be duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement and will be fully paid (to the extent required under the ETC Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by
Section 17-607 of the Delaware LP Act); and the New Operating Partnership will own such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (bb) Ownership of Subsidiaries. At each Delivery Date, after giving effect to the Transactions, all the outstanding shares of capital stock, limited liability company interests and partner interests of each of the subsidiaries of the Heritage Operating Partnership and the ETC Operating Partnership, direct and indirect, will be duly authorized and validly issued and will be fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act or by Section 17-607 of the Delaware LP Act); and, [except as provided in the Security Agreement dated June 28, 1996 among HHI, the Heritage Operating Partnership and Wilmington Trust Company (the "Security Agreement)] and except for M-P Energy Partnership (in which M-P Oils, Ltd. owns a general partnership interest of 60%), the Partnership will own all of such shares and interests, directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. M-P Oils, Ltd. owns a 60% general partner interest in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of M-P Energy Partnership (as the same may be amended and restated at the First Delivery Date, the "M-P Energy Partnership Agreement"); and, except as encumbered by the provisions of the Security Agreement, M-P Oils, Ltd. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (cc) No Omitted Descriptions. There is no agreement, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Description of Units," "Tax Considerations," "Description of Common Units," and "Material Tax Considerations," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (dd) Due Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties and constitutes a valid and legally binding obligation of the Partnership Parties, enforceable against each of the Partnership Parties in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                  (ee)     Operative Documents. At or before the First Delivery
Date:

                           (i) the Partnership Agreement will be duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

                           (ii) the New OLP Partnership Agreement will be duly authorized, executed and delivered by the New OLP General Partner and the Partnership and will be a valid and legally binding agreement of the New OLP General Partner and the Partnership, enforceable against the New OLP General Partner and the Partnership in accordance with its terms;

                           (iii) the Heritage Operating Partnership Agreement will be duly authorized, executed and delivered by the General Partner and the New Operating Partnership and will be a valid and legally binding agreement of the General Partner and the New Operating Partnership, enforceable against the General Partner and the New Operating Partnership in accordance with its terms;

                           (iv) the ETC Operating Partnership Agreement will be duly authorized, executed and delivered by the ETC OLP General Partner and the New Operating Partnership and will be a valid and legally binding agreement of the ETC OLP General Partner and the New Operating Partnership, enforceable against the ETC OLP General Partner and the New Operating Partnership in accordance with its terms;

                           (v) the GP Partnership Agreement will be duly authorized, executed and delivered by US Propane GP and La Grange Energy and will be a valid and legally binding agreement of US Propane GP and La Grange Energy, enforceable against US Propane GP and La Grange Energy in accordance with its terms;

                           (vi) the New OLP GP LLC Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                           (vii) the ETC OLP GP LLC Agreement will be duly authorized, executed and delivered by the New Operating Partnership and will be a valid and legally binding agreement of the New Operating Partnership, enforceable against the New Operating Partnership in accordance with its terms;

                           (viii) the Acquisition Agreement will be duly authorized, executed and delivered by the General Partner, US Propane GP and La Grange Energy and will be a valid and legally binding agreement of the General Partner, US Propane GP and La Grange Energy, enforceable against the General Partner, US Propane GP and La Grange Energy in accordance with its terms;

                           (ix)     the Purchase Agreement will be duly
                  authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                           (x) the Contribution Agreement will be duly authorized, executed and delivered by La Grange Energy, the Partnership and the General Partner and will be a valid and legally binding agreement of La Grange Energy, the Partnership and the General Partner, enforceable against La Grange Energy, the Partnership and the General Partner in accordance with its terms;

                           (xi) the ETC Credit Facility will be duly authorized, executed and delivered by the ETC Operating Partnership and will be a valid and legally binding agreement of the ETC Operating Partnership, enforceable against the ETC Operating Partnership in accordance with its terms;

                           (xii) the ETC Noncompete Agreement will be duly authorized, executed and delivered by the Partnership and La Grange Energy and will be a valid and legally binding agreement of the Partnership and La Grange Energy, enforceable against the Partnership and La Grange Energy in accordance with its terms;

                           (xiii) the Previous Owner Noncompete Agreement will be duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

                           (xiv) the Unitholder Rights Agreement will be duly authorized, executed and delivered by the Partnership, HHI and La Grange Energy and will be a valid and legally binding agreement of the Partnership, HHI and La Grange Energy, enforceable against the Partnership, HHI and La Grange Energy in accordance with its terms; and

                           (xv) each of the Conveyances will be duly authorized, executed and delivered by the Partnership Entities or La Grange party thereto and will be a valid and legally binding agreement of the Partnership Entities party thereto, enforceable against each of them in accordance with its terms.

         provided that, with respect to each agreement described in this Section 1(ee), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

                  (ff) Investment Company/Public Utility Holding Company. None of the Partnership Entities or any of their subsidiaries is now, nor after giving effect to the Transactions and to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will be, an (i) "investment company" as defined in the Investment Company

Act of 1940, as amended, or (ii) a "public utility company" or "holding company" or subject to regulation as a "subsidiary company" of a "registered holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

                  (gg) Consents. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Entities or La Grange of this Agreement or the Transaction Documents to which it is a party, the offering, issuance and sale of the Units, or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  (hh) No Violations. None of the offering, issuance and sale of the Units, the execution, delivery and performance by each the Partnership Entities or La Grange of this Agreement or the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities or any of their subsidiaries pursuant to, (i) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities or any of their subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or La Grange or any of their subsidiaries is a party or bound or to which any of their respective property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of the Partnership Entities or La Grange or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or La Grange or any of their subsidiaries or any of their respective properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities or La Grange to perform its obligations under this Agreement or the Transaction Documents.

                  (ii) No Third Party Defaults. To the knowledge of the Partnership Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or La Grange or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

                  (jj) No Registration Rights. No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement, except for any such rights as have been effectively waived with respect to the offering of the Units.

                  (kk) Financial Statements. At [August 31, 2003], the Partnership would have had, on the pro forma basis indicated in the Prospectus, a capitalization as set forth therein. The financial statements and schedules and the related notes included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included in the Partnership's Annual Report on Form 10-K for the fiscal year ended August 31, 2003 (the "Form 10-K") and under the captions "Summary -- Heritage Propane Partners Pro Forma Financial Data," "Heritage Propane Partners Selected Historical Financial and Operating Data" and "Energy Transfer Selected Historical Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Form 10-K, the Prospectus and the Registration Statement, the information included therein. The pro forma financial information included in the Registration Statement and Prospectus complies in all material respects with the applicable accounting requirements of
Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Parties, reasonable; the pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

                  (ll) Material Change. Except as disclosed in the Prospectus, subsequent to the date as of which such information is given in the Prospectus, (i) none of the Partnership Entities or any of their respective subsidiaries has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions not in the ordinary course of business that, singly or in the aggregate, is material to the Partnership Entities and their subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term or long-term debt of the Partnership Entities or any of their respective subsidiaries and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities or any of their respective subsidiaries whether or not arising from transactions in the ordinary course of business.

                  (mm) Material Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or La Grange or any of their subsidiaries or any of their respective property is pending or, to the knowledge of any of the Partnership Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

                  (nn) No Omitted Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities or any of their subsidiaries, or to which any of the Partnership Entities or any of their subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required.

                  (oo) Title to Property. The Partnership Entities and their subsidiaries have, and upon consummation of the Transactions will have, good and marketable title to all real property and good title to all personal property described in the Prospectus as being owned or to be owned by them, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except (i) as described in the Prospectus, (ii) pursuant to the Security Agreement and (iii) such as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus, including security interests, claims, liens and encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership Entities and their subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership Parties represent only that (A) the ETC Operating Partnership has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a material adverse effect on the ability of the ETC Operating Partnership to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Prospectus and will not materially increase the cost of such use and occupation; and all real property and buildings held, or to be held upon consummation of the Transactions, under lease by any of the Partnership Entities or any of their subsidiaries are held or will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus.

                  (pp) No Defaults. None of the Partnership Entities, La Grange or any of their subsidiaries is in violation or default (and no event has occurred that, with notice or lapse or time or otherwise, would constitute such an event) of (i) any provision of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or La Grange or such subsidiary or any of their respective properties in any material respect, as applicable, which violation or default would, in the cases of clauses (ii) or (iii), have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities or La Grange to perform its obligations under this Agreement or the Transaction Documents.

                  (qq) Independent Public Accountants - Grant Thornton. Grant Thornton LLP, who have audited certain consolidated financial statements of the General Partner, the Partnership, the Heritage Operating Partnership and their subsidiaries for fiscal years 2001, 2002 and 2003 and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Prospectus, are independent public accountants with respect to the General Partner, the Partnership, the Heritage Operating Partnership and their subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                  (rr) Independent Public Accountants - Ernst & Young. Ernst & Young LLP, who have audited certain consolidated financial statements of the ETC Operating Partnership, Aquila Gas Pipeline Corporation, and, for the fiscal year ended 2002, Oasis Pipe Line Company and their subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the ETC Operating Partnership, Aquila Gas Pipeline Corporation, Oasis Pipe Line Company and their subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                  (ss) Independent Public Accountants - Deloitte & Touche. Deloitte & Touche LLP, who have audited certain consolidated financial statements of Oasis Pipe Line Company and its subsidiaries for the fiscal years ended 2000 and 2001 and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to Oasis Pipe Line Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

                  (tt) Insurance. The Partnership Entities maintain, and upon consummation of the Transactions will maintain, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the each Delivery Date.

                  (uu) Permits. The Partnership Entities and their subsidiaries possess, and upon consummation of the Transactions will possess, all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such licenses, certificates, permits and other authorizations the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership Entities or any of their subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (vv) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Partnership's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

                  (ww) No Significant Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures, the Partnership Parties are not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

                  (xx) No Significant Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (yy) Stabilization and Distribution of Materials. The Partnership Entities have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units, and the Partnership Entities and La Grange have not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the general rules and regulations thereunder.

                  (zz) Environmental Compliance. The Partnership Entities and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus and except with respect to the Beede Superfund site in New England to which the Heritage Operating Partnership has been named as a de minimis potentially responsible party, neither the Partnership Entities nor any of their subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  2. Purchase of the Units. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [ ] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional shares, as Lehman Brothers Inc. and Citigroup Global Markets Inc. may determine.

                  In addition, the Partnership grants to the Underwriters an option to purchase up to [ ] Option Units. Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by Lehman Brothers Inc. and Citigroup Global Markets Inc. so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

                  The price of both the Firm Units and any Option Units shall be
$       per Unit.

                  The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

                  3. Offering of Units by the Underwriters. Upon authorization by Lehman Brothers Inc. and Citigroup Global Markets Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

                  4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P. at 9:00 A.M., Houston, Texas time, on [ ] or at such other date or place as shall be determined by agreement between Lehman Brothers Inc., Citigroup Global Markets Inc. and the Partnership. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to Lehman Brothers Inc. and Citigroup Global Markets Inc. for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company ("DTC") against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

                  The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Lehman Brothers Inc. and Citigroup Global Markets Inc. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc. and Citigroup Global Markets Inc., when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

                  The date and time the Option Units are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between Lehman Brothers Inc., Citigroup Global Markets Inc. and the Partnership) at 9:00 A.M., Houston, Texas time, on the Second Delivery Date. On the Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to Lehman Brothers Inc. and Citigroup Global Markets Inc. for the account of each Underwriter in book entry form through the facilities of the DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter.

                  5. Further Agreements of the Partnership Parties. Each of the Partnership Parties covenants and agrees with each Underwriter:

                  (a) Preparation of Prospectus and Registration Statement. (i) To use their best efforts to cause the Registration Statement to become effective under the Securities Act to the extent the Registration Statement has not been declared effective and to advise the Underwriters promptly as to the time when the Registration Statement becomes effective, (ii) to prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (iii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iv) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (v) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act ("Exchange Act Reports") subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units.

                  (c) Copies of Documents to Underwriters. Prior to 9:00 A.M., Houston, Texas time, on the business day next succeeding the date of this Agreement and from time to time, to deliver to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the effective time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(d) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                  (d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or is requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, or any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof unless, in the judgment of counsel to the Partnership Parties, such filing is required by law.

                  (e) Copies of Reports. To furnish to the Underwriters, upon request, for a period of three years from the date of this Agreement, copies of all reports or other communications (financial or other) furnished to holders of the Units, provided such documents are not otherwise publicly available via the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") and to deliver to the Underwriters, provided such documents are not otherwise publicly available via EDGAR (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed; and (ii) such additional information concerning the business and financial condition of the Partnership as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent they are consolidated in reports furnished to the holders of the Units or to the Commission).

                  (f) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign limited partnership, limited liability company or corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction.

                  (g) Earnings Statement. To make generally available to the Partnership's securityholders and to the Underwriters as soon as practicable an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

                  (h) Lock-up Period; Lock-up Letters. For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to: (A) the sale of Common Units by the Partnership to the Underwriters in connection with the public offering contemplated hereby; (B) restricted units granted under the General Partner's restricted unit plan and (C) Common Units issuable under the Stock Issuance Agreements. Each person listed on Annex I shall furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit G hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters.

                  (i) NYSE Listing. To apply for the supplemental listing of the Units on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

                  (j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

                  (k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an "investment company" as defined in the Investment Company Act.

                  6. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

                  7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the Partnership Parties and the officers of US Propane GP made in any certificates delivered pursuant hereto, to the performance by each of the Partnership Parties of its obligations hereunder and to each of the following additional terms and conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by Lehman Brothers Inc. and Citigroup Global Markets Inc.; the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) None of the Underwriters shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A to this Agreement.

                  (e) Doerner, Saunders, Daniel & Anderson, L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

                  (f) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the date hereof, Grant Thornton LLP shall have furnished to the Underwriters a letter (the "Grant Thornton Comfort Letter") addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit C to this Agreement; Grant Thornton LLP shall have furnished to the Underwriters a letter addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit D to this Agreement; Ernst & Young LLP shall have furnished to the Underwriters a letter (the "EY Comfort Letter") addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit E to this Agreement; and Deloitte & Touche LLP shall have furnished to the Underwriters a letter addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit F to this Agreement.

                  (h) With respect to the Grant Thornton Comfort Letter, the Underwriters shall have received a letter from Grant Thornton LLP (the "Grant Thornton Bring-down Letter"), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Grant Thornton Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the Grant Thornton Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Grant Thornton Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Grant Thornton Comfort Letter; and with respect to the EY Comfort Letter, the Underwriters shall have received a letter from Ernst & Young LLP (the "EY Bring-down Letter"), addressed to the Underwriters and dated such Delivery Date (a) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating, as of the date of the EY Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the EY Bring-down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the EY Comfort Letter and (c) confirming in all material respects the conclusions and findings set forth in the EY Comfort Letter.

                  (i) The Partnership shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of US Propane GP stating that (i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of such Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) as of such Delivery Date, the representations and warranties of the Partnership Parties in this Agreement are true and correct, the Partnership Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the condition

(financial or otherwise), results of operations or business of the Partnership Entities, taken as a whole, except as set forth in the Prospectus.

                  (j) If any event shall have occurred on or prior to such Delivery Date that requires the Partnership under Section 5(d) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(d) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of such Delivery Date.

                  (k) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus; nor shall there have been a change in the partners' capital, members' interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, net worth or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any case under this
Section 7(k), is, in the judgment of Lehman Brothers Inc. and Citigroup Global Markets Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Units.

                  (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market or trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc. and Citigroup Global Markets Inc., impracticable or inadvisable to proceed with the public offering or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated by the Prospectus.

                  (n) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

                  (o) The closing of the Transactions contemplated by the Transaction Documents shall occur on the First Delivery Date contemporaneously with the issuance and sale of the Firm Units contemplated by this Agreement.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

                  8.       Indemnification and Contribution.

                  (a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) any written or electronically produced materials or information electronically provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units ("Marketing Materials") including any road show or investor presentations made to investors by the Partnership (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that no Partnership Party shall be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Partnership Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in
Section 8(e); provided, however, that the Partnership Parties shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that (x) such loss, claim, damage or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus,
(y) the Partnership had previously furnished sufficient quantities (as requested by the Underwriters) of the Prospectus to the Underwriters within a reasonable amount of time prior to such sale or such confirmation and (z) such Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have cured the defect giving rise to such loss, claim, liability, expense or damage.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their officers and employees, each of their directors, and each person, if any, who controls the Partnership Parties within the meaning of the Securities Act (collectively referred to for purposes of this Section 8(b) and Section 8(d) as the Partnership), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such person may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e), and shall reimburse the Partnership for any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced

(through the forfeiture of substantive rights or defenses) by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party,
(2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel to the indemnified party will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The obligations of the Partnership Parties and the Underwriters in this Section 8 are in addition to any other liability that the Partnership Parties or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

                  (e) The Underwriters severally confirm and the Partnership Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of the Prospectus and the statements in the table after the first paragraph, the concession and reallowance figures in the fourth paragraph, and the statements in the eighth, ninth, tenth, eleventh, twelfth, fourteenth, fifteenth, sixteenth, seventeenth and eighteenth paragraphs under the "Underwriting" section of the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  9.       Defaulting Underwriters.

                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers Inc. and Citigroup Global Markets Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or any Partnership Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this
Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages, including expenses paid by the Partnership pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  10. Termination. The obligations of the Underwriters hereunder may be terminated by Lehman Brothers Inc. and Citigroup Global Markets Inc. by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(k) or (m) shall have occurred and be continuing or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

                  11. Reimbursement of Underwriters' Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Partnership Party to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Partnership Parties (including, without limitation, with respect to the Transactions) is not fulfilled, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to (i) Lehman Brothers Inc., 399 Park Avenue, 11th Floor, New York, N.Y. 10022, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022; and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013,
Attention: Manager, Investment Banking Division, with a copy, in the case of any notice pursuant to Section 8(c), to the General Counsel, 388 Greenwich Street, New York, NY 10013, Fax (212) 816-7912; and

                  (b) if to the Partnership Parties, shall be delivered or sent by mail or telecopy to Heritage Propane Partners, L.P., 8801 South Yale, Suite 310, Tulsa, Oklahoma 74137, Attention: Secretary;

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. or Citigroup Global Markets Inc. on behalf of the Underwriters.

                  13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers, employees and any controlling persons of the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  14. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                  15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "affiliate" and "subsidiary" have their respective meanings set forth in Rule 405 of the Securities Act.

                  16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Partnership Parties, and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                           Very truly yours,

                                   HERITAGE PROPANE PARTNERS, L.P.

                                   By: U.S. Propane, L.P., its
                                       general partner

                                       By: U.S. Propane, L.L.C., its
                                           general partner

                                           By: _____________________________
                                               [                              ]
                                               [                              ]
                                               [                              ]

                                   U.S. PROPANE, L.P.

                                   By: U.S. Propane, L.L.C.,
                                       its general partner

                                       By: _____________________________
                                           [                              ]
                                           [                              ]

                                   HERITAGE ETC. L.P.

                                   By: Heritage ETC GP, L.L.C., its
                                       general partner

                                       By: _____________________________
                                           [                              ]
                                           [                              ]
                                           [                              ]

                                   HERITAGE ETC GP, L.L.C.

                                   By: _____________________________
                                       [                              ]
                                       [                              ]

                                   HERITAGE OPERATING, L.P.

                                   By: U.S. Propane, L.P., its
                                       general partner

                                       By: U.S. Propane, LLC, its
                                           general partner

                                           By: _____________________________
                                               [                              ]
                                               [                              ]
                                               [                              ]

                                   HERITAGE LP, INC.

                                   By: _____________________________
                                       [                              ]
                                       [                              ]

Accepted:

Lehman Brothers Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC
RBC Dain Rauscher Inc.
Raymond James & Associates, Inc.
Stephens Inc.

By: LEHMAN BROTHERS INC.

       By: _____________________________
            Authorized Representative

                                   SCHEDULE 1

                         HERITAGE PROPANE PARTNERS, L.P.

                                         Number of Firm
         Underwriters                Units to be Purchased
--------------------------------     ---------------------
Lehman Brothers Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Credit Suisse First Boston LLC
RBC Dain Rauscher Inc.
Raymond James & Associates, Inc.
Stephens Inc.

             TOTAL:                               [      ]
                                                  ========

                                    EXHIBIT A

                    FORM OF OPINION OF VINSON & ELKINS L.L.P.

                  1. Each of the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act, with all necessary partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case in all material respects as described in the Prospectus.

                  2. The New OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the New Operating Partnership in all material respects as described in the Prospectus.

                  3. The ETC OLP General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the ETC Operating Partnership in all material respects as described in the Prospectus.

                  4. Heritage OLP LP has been duly formed and is validly existing in good standing as a corporation under the DGCL, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, and conduct its business in all material respects as described in the Prospectus.

                  5. Each of the General Partner, the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of the State of Texas.

                  6. Each of the New OLP General Partner and the ETC OLP General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the State of Texas.

                  7. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns the Incentive Distribution Rights, other than the 1,000,000 Class C Units owned by certain former stockholders of HHI; and the General Partner owns such general partner interest and Incentive Distribution Rights (other than the Class C units) free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  8. All outstanding Common Units issued to the underwriters in the Partnership's initial public offering (including pursuant to the underwriters' overallotment option) and the Partnership's public offerings in October 1999, July 2001 and May 2003 and the Incentive Distribution Rights (including the Class C Units) and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

                  9. All the Common Units, Class D Units and Special Units to be issued to La Grange Energy pursuant to the Contribution Agreement and the limited partner interests represented thereby have been duly authorized and, when issued and delivered to La Grange Energy pursuant to the Contribution Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by
Section 17-607 of the Delaware LP Act). The conversion of the Common Units held by HHI pursuant to terms of the Acquisition Agreement and Amendment No. 5 has been duly authorized, and such Class E Units, when converted pursuant to the terms of the Acquisition Agreement and Amendment No. 5, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP
Act).

                  10. The Units and the limited partner interests represented thereby have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); except as described in the Prospectus, there are no preemptive rights or other rights to purchase or subscribe for, nor any restriction upon the voting or transfer of any interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership, the ETC Operating Partnership or the General Partner pursuant to any of the respective Partnership Agreements.

                  11. The Partnership is the sole member of the New OLP General Partner with a 100% member interest in the New OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the New OLP GP LLC Agreement and is fully paid (to the extent required under the New OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  12. The New OLP General Partner is the sole general partner of the New Operating Partnership with a .001% general partner interest in the New Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the New Operating Partnership Agreement; and the New OLP General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims
(A)
in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New OLP General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  13. The Partnership is the sole limited partner of the New Operating Partnership with a 99.999% limited partner interest in the New Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the New Operating Partnership Agreement and is fully paid (to the extent required under the New Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by
Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  14. The General Partner is the sole general partner of the Heritage Operating Partnership with no general partner interest in the Heritage Operating Partnership; and the General Partner serving as the sole general partner of the Heritage Operating Partnership without owning a general partner interest has been duly authorized and approved in accordance with the Heritage Operating Partnership Agreement.

                  15. The New Operating Partnership and Heritage OLP LP are the sole limited partners of the Heritage Operating Partnership with 99.999% and ..001% limited partner interest, respectively, in the Heritage Operating Partnership; such limited partner interests have been duly authorized and validly issued in accordance with the Heritage Operating Partnership Agreement and are fully paid (to the extent required under the Heritage Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the New Operating Partnership and Heritage OLP LP each own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership or Heritage OLP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  16. The New Operating Partnership is the sole member of the ETC OLP General Partner with a 100% member interest in the ETC OLP General Partner; such member interest has been duly authorized and validly issued in accordance with the ETC OLP GP LLC Agreement and is fully paid (to the extent required under the ETC OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the New Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

                  17. The ETC OLP General Partner is the sole general partner of the ETC Operating Partnership with a .1% general partner interest in the ETC Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement; and the ETC OLP General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims
(A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the ETC OLP General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  18. The New Operating Partnership is the sole limited partner of the ETC Operating Partnership with a 99.9% limited partner interest in the ETC Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the ETC Operating Partnership Agreement and is fully paid (to the extent required under the ETC Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the New Operating Partnership owns such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the New Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  19. None of the filing of the Registration Statement, the consummation of the Transactions or the offering, issuance or sale of (i) the Units as contemplated by this Agreement or (ii) the Common Units, Class D Units and Special Units to La Grange Energy as contemplated by the Contribution Agreement gives rise to any rights under the Partnership Agreements, other than those which have been waived for purposes of the consummation of the Transactions, the offering of the Units, the offering of the Common Units, Class D Units and Special Units to La Grange Energy or for or relating to the registration of any Units or other securities of the Partnership; the Partnership has all requisite power and authority to consummate the Transactions and to offer, issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Prospectus and (ii) the Common Units, Class D and Special Units to La Grange Energy pursuant to the Contribution Agreement, in accordance with and upon the terms and conditions set forth in the Contribution Agreement, the Partnership Agreement and the Prospectus; on each Delivery Date all corporate, partnership and other action, as the case may be, required to be taken by the Partnership Parties or any of their stockholders, partners or member, as the case may be, for the consummation of the Transactions and the authorization, issuance, sale and delivery of the Units and the Common Units, Class D Units and Special Units to be issued to La Grange Energy pursuant to the Contribution Agreement shall have been validly taken.

                  20. (a) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

                           (b) the New Operating Partnership Agreement has been duly authorized, executed and delivered by the New OLP General Partner and the Partnership and is a valid and legally binding agreement of the New OLP General Partner and the Partnership, enforceable against each of them in accordance with its terms;

                           (c) the Heritage Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the New Operating Partnership and is a valid and legally binding agreement of the General Partner and the New Operating Partnership, enforceable against each of them in accordance with its terms;

                           (d) the ETC Operating Partnership Agreement has been duly authorized, executed and delivered by the ETC OLP General Partner and the New Operating Partnership and is a valid and legally binding agreement of the ETC OLP General Partner and the New Operating Partnership, enforceable against each of them in accordance with its terms;

                           (e) the GP Partnership Agreement has been duly authorized, executed and delivered by US Propane GP and La Grange Energy and is a valid and legally binding agreement of US Propane GP and La Grange Energy, enforceable against each of them in accordance with its terms;

                           (f) the New OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

                           (g) the ETC OLP GP LLC Agreement has been duly authorized, executed and delivered by the New Operating Partnership and is a valid and legally binding agreement of the New Operating Partnership, enforceable against it in accordance with its terms;

                           (h) the Acquisition Agreement has been duly authorized, executed and delivered by the General Partner, US Propane GP and La Grange Energy and is a valid and legally binding agreement of the General Partner, US Propane GP and La Grange Energy, enforceable against each of them in accordance with its terms;

                           (i) the Purchase Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

                           (j) the Contribution Agreement has been duly authorized, executed and delivered by La Grange Energy, the Partnership and the General Partner and is a valid and legally binding agreement of La Grange Energy, the Partnership and the General Partner, enforceable against each of them in accordance with its terms;

                           (k) the ETC Credit Facility has been duly authorized, executed and delivered by the ETC Operating Partnership and is a valid and legally binding agreement of the ETC Operating Partnership, enforceable against it in accordance with its terms;

                           (l) the ETC Noncompete Agreement has been duly authorized, executed and delivered by the Partnership and La Grange Energy and is a valid and legally binding agreement of the Partnership and La Grange Energy, enforceable against each of them in accordance with its terms;

                           (m) the Previous Owners Noncompetition Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms;

                           (n) the Unitholder Rights Agreement has been duly authorized, executed and delivered by the Partnership, HHI, New US Propane and La Grange Energy and is a valid and legally binding agreement of the Partnership, HHI, New US Propane and La Grange Energy, enforceable against each of them in accordance with its terms;

provided that, with respect to each described in this paragraph 20, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

                  21. To the knowledge of such counsel, there is no (A) pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which any of the Partnership Entities is a party or to which any of their subsidiaries or their respective properties is subject of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Prospectus, and (B) agreement, contract or other document to which any of the Partnership Entities or any of their subsidiaries is a party that is required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  22. The statements included or incorporated by reference in the Prospectus under the headings "Description of Units," "Summary-- Partnership Structure," "Cash Distribution Policy," "Description of Common Units," "The Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources-- Financing and Sources of Liquidity," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview--The Energy Transfer Transaction," "Business--Energy Transfer-Regulation" and "Cash Distribution Policy" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and complete in all material respects; the discussions set forth under the captions "Tax Considerations" and "Material Tax Considerations" included in the Prospectus, subject to the qualifications stated therein, constitute our opinion as to the material federal United States income tax consequences for purchasers of the Units; and the Units, the Common Units, the Class C Units, the Class D Units, the Class E Units, the Special Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus.

                  23. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant Rule 424(b) has been made in the manner and within the time period required by Rule 430A and Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder.

                  24. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

                  25. None of the Partnership Entities or any of their subsidiaries is now, nor after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, a "public utility company" or a "holding company" or subject to regulation as a "subsidiary company" of a "registered holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

                  26. None of the Partnership Entities are, or after giving effect to the Transactions and the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  27. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any federal, Delaware or Texas court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Entities of this Agreement or the Transaction Documents to which it is a party, the offering, issuance and sale of the Units, or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  28. None of the offering, issuance and sale of the Units, the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities, the consummation of any of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities or any of their subsidiaries pursuant to, (A) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (B) any agreement filed or incorporated by reference as an exhibit to the Registration Statement, or (C) the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law which in the cases of clauses (B) and (C) would reasonably be expected to have a Material Adverse Effect .

                  29. The offer, sale and issuance of the Common Units, Class D Units and Special Units to La Grange Energy pursuant to the Contribution Agreement are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

                  30. The execution, delivery and performance of the Transaction Documents relating to the transfer of property in the State of Texas did not or will not violate any statute of the State of Texas or any rule, regulation or, to the knowledge of such counsel, any order of any agency of the State of Texas having jurisdiction over any of the parties thereto or any of their respective properties, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                  31. Each of the Conveyances has been duly authorized, executed and delivered by the Partnership Entities party thereto and is a valid and legally binding agreement of the parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas, as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

                  32. The ETC Operating Partnership is entitled to exercise the power of eminent domain in the State of Texas to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines situated in such State.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon, and is not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement or any further amendment thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and
(ii) the other financial and statistical data included therein, as to which such counsel need not comment) as of its issue date and such Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the General Partner or its general partner and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine,
(iii) state that they express no opinion with respect to state or local taxes or tax statutes or municipal ordinances to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject and (iv) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas.

                                    EXHIBIT B

         FORM OF OPINION OF DOERNER, SAUNDERS, DANIEL & ANDERSON, L.L.P.

                  1. (i) The General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, with all necessary partnership power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the Partnership and the Heritage Operating Partnership in each case in all material respects as described in the Prospectus. (ii) US Propane GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties, conduct its business and act as general partner of the General Partner in all material respects as described in the Prospectus.

                  2. Heritage-Bi State, L.L.C. has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act, with all necessary power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. Heritage-Bi State, L.L.C. is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto. All of the issued and outstanding limited liability company interests of Heritage-Bi State, L.L.C. have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and except as provided in the Security Agreement, the Partnership and the Heritage Operating Partnership own all of such interests free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or the Heritage Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by the Delaware LLC Act. Heritage-Bi State, L.L.C. owns a 50% general partner interest in Bi-State Propane; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Bi-State Propane (as the same may be amended and restated at the First Delivery Date, the "Bi-State Propane Partnership Agreement"); and, except as encumbered by the provisions of the Security Agreement, Heritage-Bi State, L.L.C. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage Bi-State L.L.C. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created under the partnership laws of the State of California. __________ owns a 50% limited partner interest in Bi-State Propane; such limited partner interest has been duly authorized and validly issued in accordance with the Bi-State Propane Partnership Agreement and is fully paid (to the extent required under the Bi-State Propane Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and, except as encumbered by the provisions of the Security Agreement, __________ owns such limited partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (A) in respect of which a financing statement under the Uniform Commercial

Code of the State of Delaware naming __________ as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created under the partnership laws of the State of California.

                  3. M-P Oils, Ltd. has been duly formed and is validly existing as a corporation in good standing under the laws of the Province of Alberta, Canada, with all necessary power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. M-P Oils, Ltd. is duly registered or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto. All of the issued and outstanding capital stock of M-P Oils, Ltd. has been duly authorized and validly issued and is fully paid and non-assessable; and except as provided in the Security Agreement, Heritage Service Corp. owns all of such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Heritage Service Corp. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by the Business Corporations Act of the Province of Alberta, Canada. M-P Oils, Ltd. owns a 60% general partner interest in M-P Energy Partnership; such general partner interest has been duly authorized and validly issued in accordance with the M-P Energy Partnership Agreement; and, except as encumbered by the provisions of the Security Agreement, M-P Oils, Ltd. owns such general partner interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming M-P Oils, Ltd. as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created under the Partnership Act (Alberta).

                  4. Each of the General Partner, the Partnership, the New Operating Partnership, the Heritage Operating Partnership and the ETC Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

                  5. Heritage OLP LP is duly registered or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

                  6. Each of the New OLP General Partner and the ETC OLP General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of the states set forth on Annex II attached hereto.

                  7. US Propane GP is the sole general partner of the General Partner with a .001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and US Propane GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform

Commercial Code of the State of Delaware naming US Propane GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  8. La Grange Energy is the sole limited partner of the General Partner with a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and La Grange Energy owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming La Grange Energy as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

                  9. All outstanding Common Units (other than those which were issued to the underwriters in the Partnership's initial public offering (including pursuant to the underwriters' overallotment option) and the Partnership's public offerings in October 1999, July 2001 and May 2003) and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

                  10. To such counsel's knowledge, except as described in the Prospectus or arising under the Stock Issuance Agreements, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership, the ETC Operating Partnership or the General Partner pursuant to any agreement or instrument to which the Partnership, the New Operating Partnership, the Heritage Operating Partnership, the ETC Operating Partnership or the General Partner is a party or by which any of them may be bound, other than the Partnership Agreements. To such counsel's knowledge, except as described in the Prospectus, none of the filing of the Registration Statement, the consummation of the Transactions or the offering or sale of (i) the Units as contemplated by this Agreement or (ii) the Common Units, Class D Units and Special Units to La Grange Energy as contemplated by the Contribution Agreement gives rise to any rights (other than those arising under the Partnership Agreements), other than those which have been waived, for or relating to the consummation of the Transactions and the registration of any Units or other securities of the Partnership. To such counsel's knowledge, except (A) as described in the Prospectus, (B) for restricted units granted under the Partnership's restricted unit plan and (C) for Common Units issuable under the Stock Issuance Agreements, there are no outstanding options or warrants to purchase any Common Units, Class C Units, Class D Units, Class E Units, Special Units or other partnership interests in the Partnership, the New Operating Partnership, the Heritage Operating Partnership, the ETC Operating Partnership or the General Partner.

                  11. The statements in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Description of Indebtedness" and "Business--Heritage Propane Partners--Government Regulation," insofar as they refer to statements of law or legal conclusions, are accurate and complete in all material respects.

                  12. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership Entities of this Agreement or the Transaction Documents, the consummation of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof (A) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event) any bond, debenture, note or any other evidence of indebtedness, indenture or any other material instrument known to such counsel to which a Partnership Entity or one of its subsidiaries is a party or by which any one of them may be bound (other than any other agreement filed or incorporated by reference as an exhibit to the Registration Statement), (B) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of them or any of their properties in a proceeding to which any of them or their property is a party, or (C) violates or will violate any Oklahoma statute, law or regulation applicable to any of the Partnership Entities or any of their subsidiaries or any of their respective properties, which in the case of clauses (A), (B) or (C) would reasonably be expected to have a Material Adverse Effect.

                  13. No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any Oklahoma court, governmental agency or body is required for the execution, delivery and performance by each of the Partnership Entities of this Agreement or the Transaction Documents to which it is a party, the offering, issuance and sale of the Units or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, (ii) for such consents which have been, or prior to the First Delivery Date will be, obtained, and
(iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

                  14. To the knowledge of such counsel, none of the Partnership Entities is in (A) breach or violation of its partnership agreement, certificate of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound which breach, default or violation would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

                  15. Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Partnership Entities or any of their subsidiaries which, if adversely determined to such Partnership Entities, is reasonably likely to have a Material Adverse Effect.

                  16. To the knowledge of such counsel, without independent investigation, each of the Partnership Entities and their subsidiaries has such permits, consents, licenses, franchises and authorizations ("permits") issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of such counsel, without independent investigation, none of the Partnership Entities or their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                  17. Each of the Conveyances relating to the transfer of property in the State of Oklahoma, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Texas and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Oklahoma, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Conveyances is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Oklahoma, as described in the Conveyances, subject to the conditions, reservations and limitations contained in the Conveyances, except motor vehicles or other property requiring conveyance of certificated title as to which the Conveyances are legally sufficient to compel delivery of such certificated title.

                  18. The ETC Operating Partnership is entitled to exercise the power of eminent domain in the State of Oklahoma to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines situated in such State.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon, and is not assuming responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement or any further amendment thereto made by the Partnership prior to such Delivery Date (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment), as of its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto made by the Partnership prior to such Delivery Date

(other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need not comment) as of its issue date and such Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the General Partner or its general partner and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine,
(iii) state that they express no opinion with respect to state or local taxes or tax statutes or municipal ordinances to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, (iv) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Oklahoma and (v) with respect to the opinions expressed in paragraphs 2, 3, 4, 5 and 6 above as to the due qualification of and registrations as a foreign limited partnership or foreign corporation, of each of the Partnership Entities or their subsidiaries, state that such opinions are based solely upon certificates of foreign qualification and registration provided by the Secretaries of State of the States listed on Exhibit A to such opinion, each of which shall be dated as of a date not more than 14 days prior to such Delivery Date and shall be provided to you.

                                    EXHIBIT C

                  FORM OF COMFORT LETTER OF GRANT THORNTON LLP

Grant Thornton LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                  1. In their opinion the audited consolidated or combined financial statements of the Partnership, as applicable, incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission;

                  2. On the basis of a reading of the unaudited interim financial information for September, October, November and December of 2002 and 2003 of the Partnership; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors, Audit Committee or other governing committee of the Partnership, the General Partner or US Propane GP; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership as to transactions and events subsequent to August 31, 2003, nothing came to their attention which caused them to believe that:

                  (a) with respect to the period subsequent to [August 31, 2003], there were any changes, at a specified date not more than five days prior to the date of the letter, in the Common Units, increase in long-term debt or any decreases in consolidated net current assets or partners' capital of the Partnership as compared with the amounts shown on the August 31, 2003, audited condensed consolidated balance sheet of the Partnership incorporated by reference in the Registration Statement and the Prospectus, or

                  (b) for the period from September 1, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per-unit amounts of net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

                  3. They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Partnership's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.

                  4. On the basis of a reading of the unaudited pro forma combined balance sheet of the Partnership as of August 31, 2003, and the unaudited pro forma combined statements of operations for the year ended August 31, 2003, included in the Registration Statement and the Prospectus; an inquiry of certain officials of the Partnership who have responsibility for financial accounting matters about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma combined financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma combined financial statements of the Partnership included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                  References to the Prospectus include any supplement thereto at the date of the letter.

                                    EXHIBIT D

              FORM OF AGREED UPON PROCEDURES OF GRANT THORNTON LLP

                  Grant Thornton LLP confirms that they have performed agreed-upon procedures in accordance with the attestation standards established by the American Institute of Certified Public Accountants, and stating in effect that:

                  1. They have compared the indicated quantity, amount or percentage of items identified by the Partnership and the Underwriters in the Registration Statement, the Prospectus and the Partnership's 10-K for the year ended August 31, 2003, to the corresponding quantity, amount or percentage in the audited consolidated financial statements or notes thereto included in the Partnership's reports on Form 10-K for 1998 through 2000 (such audits performed by Arthur Andersen LLP, the Partnership's former independent public accountants), and found such quantities, amounts or percentages to be in agreement, after considering rounding; and

                  2. They have recomputed the indicated quantity, amount or percentage of items identified by the Partnership and the Underwriters in the Registration Statement, the Prospectus and the Partnership's 10-K for the year ended August 31, 2003, using amounts included in or derived from the audited consolidated financial statements or notes thereto included in the Partnership's annual reports on Form 10-K for 1998 through 2000, and found such quantities, amounts or percentages to be in agreement, after considering rounding.

                                    EXHIBIT E

                   FORM OF COMFORT LETTER OF ERNST & YOUNG LLP

                  Ernst & Young LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                  1. In their opinion the audited consolidated or combined financial statements of Energy Transfer Company, Aquila Gas Pipeline Corporation and, for the fiscal year ended 2002, Oasis Pipe Line Company, as applicable, included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  2. On the basis of a reading of the unaudited interim financial information for September, October, November and December of 2002 and 2003 of Energy Transfer Company ; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors, Audit Committee or other governing committee of Energy Transfer Company; and inquiries of certain officials of Energy Transfer Company who have responsibility for financial and accounting matters of Energy Transfer Company as to transactions and events subsequent to August 31, 2003, nothing came to their attention which caused them to believe that:

                  (a) with respect to the period subsequent to August 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the partnership interests, increase in long-term debt or any decreases in consolidated net current assets or partners' capital of Energy Transfer Company as compared with the amounts shown on the August 31, 2003, audited condensed consolidated balance sheet of Energy Transfer Company included in the Registration Statement and the Prospectus, or

                  (b) for the period from September 1, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per-limited partnership interest amounts of net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Energy Transfer Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

                  4. They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Energy Transfer Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, agrees with the accounting records of Energy Transfer Company and its subsidiaries, excluding any questions of legal interpretation.

                  5. On the basis of a reading of the unaudited pro forma combined balance sheet of the Partnership as of August 31, 2003, and the unaudited pro forma combined statements of operations of the Partnership and Energy Transfer Company for the year ended August 31, 2003, the Registration Statement and the Prospectus; an inquiry of certain officials of the Partnership and Energy Transfer Company who have responsibility for financial accounting matters about the basis for their determination of the pro forma adjustments, and whether the unaudited pro forma combined financial statements of both the Partnership and Energy Transfer Company comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements of both the Partnership and Energy Transfer Company, nothing came to their attention that caused them to believe that the unaudited pro forma combined financial statements of the Partnership and Energy Transfer Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                  References to the Prospectus include any supplement thereto at the date of the letter.

                                    EXHIBIT F

                 FORM OF COMFORT LETTER OF DELOITTE & TOUCHE LLP

                  Deloitte & Touche LLP confirms that they are independent public accountants within the meaning of the Securities Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                  In their opinion the audited consolidated or combined financial statements of Oasis Pipe Line Company for the fiscal years ended 2000 and 2001 included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

                                    EXHIBIT G

                        FORM OF LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.                                         _____________, 2003
Citigroup Global Markets Inc.
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019

Dear Sirs:

The undersigned understands that you, as underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Partnership Parties providing for the purchase by you and such other Underwriters of common units, each representing a limited partner interest (the "Common Units") in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the "Offering"). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 90 days from the date of the Prospectus.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [HIS/HER] obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [HEIRS AND PERSONAL REPRESENTATIVES] (FOR INDIVIDUALS) [SUCCESSORS AND ASSIGNS] (FOR NONNATURAL PERSONS) of the undersigned.

Yours very truly,

                                     ANNEX I

Ray C. Davis
Kelcy L. Warren
H. Michael Krimbill
James E. Bertelsmeyer
R. C. Mills
Michael L Greenwood
A. Dean Fuller
Mackie McCrea
Lon C. Kile
Bradley K. Atkinson
Mark A. Darr
Thomas H. Rose
Curtis L. Weishahn
Bill W. Byrne
J. Charles Sawyer
Stephen L. Cropper
J. Patrick Reddy
Royston K. Eustace
William N. Cantrell
David J. Dzuricky
JD Woodward III
Richard T. O'Brien
Kevin M. O'Hara
Andrew W. Evans
La Grange Energy, L.P.

                                        Annex I-1

                                    ANNEX II

Entity                                         Jurisdiction in which registered
                                               or qualified

Partnership                                    Delaware (domestic), Oklahoma

New Operating Partnership                      Delaware (domestic)

Heritage Operating Partnership                 Arizona, Alabama, California,
                                               Colorado, Delaware (domestic),
                                               Florida, Georgia, Idaho,
                                               Kentucky, Maryland,
                                               Massachusetts, Michigan,
                                               Minnesota, Mississippi, Montana,
                                               Nevada, New Hampshire, New
                                               Jersey, New Mexico, New York,
                                               North Carolina, Oklahoma, Oregon,
                                               Pennsylvania, South Carolina,
                                               South Dakota, Tennessee, Texas,
                                               Utah, Vermont, Virginia,
                                               Washington, Wyoming

ETC Operating Partnership                      Delaware (domestic), Louisiana,
                                               Oklahoma, Texas

General Partner                                Arizona, Alabama, California,
                                               Colorado, Delaware (domestic),
                                               Florida, Georgia, Idaho,
                                               Kentucky, Maryland,
                                               Massachusetts, Michigan,
                                               Minnesota, Mississippi, Montana,
                                               Nevada, New Hampshire, New
                                               Jersey, New Mexico, New York,
                                               North Carolina, Oklahoma, Oregon,
                                               Pennsylvania, South Carolina,
                                               South Dakota, Tennessee, Texas,
                                               Utah, Vermont, Virginia,
                                               Washington, Wyoming

New OLP General Partner                        Delaware (domestic)

Heritage OLP LP                                Delaware (domestic)

ETC OLP General Partner                        Delaware (domestic), Louisiana,
                                               Oklahoma, Texas

Heritage-Bi State L.L.C.                       Delaware (domestic), California,
                                               Nevada, Oklahoma

M-P Oils, Ltd.                                 [                               ]

                                          Annex II-1